UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 Or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 23, 2022

Whitestone REIT
(Exact name of registrant as specified in charter)

Maryland	001-34855	76-0594970
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 South Gessner,	Suite 500,	77063
Houston,	Texas
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (713) 827-9595
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule #14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares of Beneficial Interest, par value $0.001 per share	WSR	New York Stock Exchange
Preferred Stock Purchase Rights	N/A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

Whitestone REIT (the “Company”) held its annual meeting of shareholders (the “Annual Meeting”) on May 23, 2022. At the Annual Meeting, the Company’s shareholders voted on each of the proposals presented, which are described in more detail in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 11, 2022 (the “Proxy Statement’). Holders of 39,473,976 common shares of beneficial interest, par value $0.001 per share, of the Company were present in person (virtually) or represented by proxy at the Annual Meeting.

Proposal 1: Election of Trustees

Each of Nandita V. Berry, Jeffrey A. Jones, David K. Holeman, Paul T. Lambert, and David F. Taylor was elected to serve on the Board of Trustees (the “Board”) until the 2023 annual meeting of shareholders and until his or her successor is duly elected and qualified, based on the following votes:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Nandita V. Berry	25,637,787	3,658,513	10,177,676
Jeffrey A. Jones	27,139,831	2,156,469	10,177,676
David K. Holeman	27,412,020	1,884,280	10,177,676
Paul T. Lambert	26,855,370	2,440,930	10,177,676
David F. Taylor	25,629,483	3,666,817	10,177,676

Proposal 2: Advisory Vote on Executive Compensation

An advisory resolution to approve executive compensation, as described in the Proxy Statement, was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
26,517,484	2,535,594	243,222	10,177,676

Proposal 3: Ratification of the Appointment of the Independent Registered Public Accounting Firm

The proposal to ratify the appointment of Pannell Kerr Forster of Texas, P.C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2022 was approved, based on the following votes:

Votes For	Votes Against	Abstentions
36,937,605	2,487,684	48,687

Proposal 4: Amendment of the Company’s declaration of trust to allow shareholders to adopt, amend or repeal the Company’s bylaws.

The proposal to amend the Company’s declaration of trust to allow shareholders to adopt, amend or repeal the Company’s bylaws was approved, based on the following votes:

Votes For	Votes Against	Abstentions	Broker Non-Votes
27,256,318	1,836,152	203,830	10,177,676

Item 5.02(e) Compensatory Arrangement of Certain Officers
Severance and Change in Control Agreements
On May 23, 2022, Whitestone REIT (the “Company”) entered into a Severance and Change in Control Agreement dated as of May 23, 2022 (the “Agreement”) with each of David K. Holeman, Chief Executive Officer; J. Scott Hogan, Chief Financial Officer; Christine Mastandrea, Chief Operating Officer; Peter A. Tropoli, General Counsel and Corporate Secretary; and Soklin “Michelle” Siv, Vice President of Human Resources (collectively, the “Executives”). For Mr. Holeman, the Agreement replaces the prior Employment Agreement dated August 29, 2014 and the Amendment to Employment Agreement dated February 10, 2021 (collectively, the “Previous Holeman Employment Agreement”), that Mr. Holeman previously entered into with the Company. For Ms. Mastandrea, the Agreement replaces the prior Change in Control Agreement dated August 29, 2014, and the Amendment to Change in Control Agreement dated February 10, 2021 (collectively, the “Previous Mastandrea Employment Agreement”) that Ms. Mastandrea previously entered into with the Company.
The following summary of the Agreements is qualified in its entirety by reference to the full text of the form of each Agreement which is filed as Exhibit 10.1 to this Form 8-K.
The Agreements each expire on May 23, 2025 and automatically renew for successive additional one-year terms unless either party gives written notice of non-renewal at least ninety (90) days before the end of the current term. However, if a Change in Control has occurred during any term, the term of the Agreement shall end no earlier than twenty four (24) calendar months after the end of the calendar month in which the Change in Control occurs.
The severance benefits that the Executives may receive if their employment terminates under certain conditions differ depending on whether a termination occurs (a) within a two-year period following a Change in Control (as defined in the Agreement, with the two-year period following a Change in Control being referred to as the “Change in Control Period”), or (b) in the absence of a Change in Control or outside the Change of Control Period, in each case as described below.
If an Executive is terminated without “Cause” (as defined in the Agreement) or the Executive terminates his or her employment for “Good Reason” (also as defined in the Agreement), in either case absent a Change in Control or outside the Change in Control Period, then the Executive will receive a cash lump sum payment equal to the sum of (i) eighteen (18) months for Mr. Holeman, and twelve (12) months for Ms. Mastandrea and Messrs. Hogan, Tropoli and Siv (the “Other Executives”), respectively, of base salary, (ii) 150% (for Mr. Holeman) and 100% (for the Other Executives), respectively, of the Executive’s average annual cash bonus, if any, paid with respect to the three full calendar years prior to termination of employment, (iii) immediate vesting of shares granted pursuant to the Company’s 2008 or 2018 Long Term Equity Incentive Ownership Plan (the “Equity Incentive Plan”) at the higher of target vesting or performance vesting, and (iv) the replacement cost of eighteen (18) months (for Mr. Holeman) and twelve (12) months (for the Other Executives), respectively, of medical benefits, calculated as if such Executives elected COBRA continuation coverage.

If, during the Change in Control Period, an Executive is terminated without Cause or the Executive terminates his or her employment for Good Reason, then the Executive will receive a cash lump sum payment equal to the sum of (i) thirty (30) months (for Mr. Holeman) and eighteen (18) months (for the Other Executives), respectively, of base salary, (ii) 150% of the Executive’s average annual cash bonus, if any, paid with respect to the three full calendar years prior to termination of employment, (iii) immediate vesting of shares granted pursuant to the Equity Incentive Plan at the higher of target vesting or performance vesting, (iv) the replacement cost of (i) thirty (30) months (for Mr. Holeman) and eighteen (18) months (for the Other Executives), respectively, of medical benefits, calculated as if such Executive elected COBRA continuation coverage, and (v) a pro-rated portion of the Executive’s target annual bonus applicable to the year in which such termination occurred. If such severance payments, or any other payments made to an Executive in connection with a Change in Control, would be subject to the excise tax on “excess parachute payments” imposed by Section 4999 of the Internal Revenue Code, then the applicable Executive will either pay the excise tax or have his or her payments capped at a level so there would be no excise tax depending upon which option provides the Executive with the greatest benefit on an after-tax basis.

For Mr. Holeman the Agreement provides for a retention payment, due on March 15, 2025 for employment through December 31, 2024 in the amount of $375,000, or in the event employment is terminated by the Company without Cause, by Employee for Good Reason, or due to Employee’s death or becoming Disabled prior to December 31, 2024. For Ms. Mastandrea, the Agreement provides for a retention payment due on March 15, 2025 for employment through December 31, 2024 in the amount of $240,000 or in the event of employment is terminated by the Company without Cause, by Employee for Good Reason, or due to Employee’s death or becoming Disabled prior to December 31, 2024. These retention amounts were approved on February 4, 2021 and included in the Previous Holeman Employment Agreement and in the Previous Mastandrea Employment Agreement.

Pursuant to the Agreements, an Executive’s receipt of any severance benefits is expressly conditioned on the Executive executing, and not revoking, a release of claims against the Company. The Agreements also include a confidentiality covenant and a covenant prohibiting the Executive from soliciting employees and customers to leave the Company for one year after termination of employment.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1
Form of Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and the executives listed below. The Severance and Change in Control Agreements listed below are substantially identical except for the identities of the parties and the amount of severance for each which are described in Item 5.02(e) herein.

a. Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and David K. Holeman
b. Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and Christine Mastandrea
c. Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and J. Scott Hogan
d. Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and Peter A. Tropoli
e. Severance and Change in Control Agreement dated as of May 23, 2022 among Whitestone REIT and Soklin “Michelle” Siv

SIGNATURE
    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Whitestone REIT
(Registrant)

Date:	May 27, 2022	By: /s/ David K. Holeman
Name: David K. Holeman Title: Chief Executive Officer